Exhibit 11

            Consent of Independent Auditors


We  consent  to  the reference to our  firm  under  the
captions     "Financial    Highlights,"    "Independent
Auditors," and "Financial Statements" and to the use of
our  reports dated November 21, 1997 for the  Frontegra
Total  Return Bond Fund and December 19, 1997  for  the
Frontegra   Opportunity  Fund   in   the   Registration
Statement (Form N-1A) of the Frontegra Funds, Inc.  and
their   incorporation  by  reference  in  the   related
Prospectus  and  Statement  of  Additional  Information
filed  with  the Securities and Exchange Commission  in
this Post-Effective Amendment No. 4 to the Registration
Statement  under the Securities Act of 1933  (File  No.
333-7305)  and  in  this  Amendment  No.   5   to   the
Registration Statement under the Investment Company Act of 1940 (File No. 811-7685).


                              /s/  Ernst & Young LLP
                              ERNST & YOUNG LLP

Chicago, Illinois
March 12, 1998